SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

Beamz Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54662	94-3399024
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

15354 N. 83rd Way, Suite 101, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      480-424-2053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed with the United States Securities and Exchange Commission by Beamz Interactive, Inc. on July 16, 2014. The Form 8-K was filed to report the results of the matters submitted to a vote at the Annual Meeting of Stockholders held on July 1, 2014. The sole purpose of this Amendment is to disclose the Board of Directors’ decision regarding the frequency of future advisory votes on executive compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	On July 1, 2014, Beamz Interactive, Inc. (the “Company”) held its Annual Meeting of Stockholders.

(b)	The following table presents the final voting results for the items that were presented for stockholder approval.

(1) To elect Gerald Riopelle to the Beamz Board of Directors as a Class I director for a term of three years:	18,800,707	600	3,500	948,213
(2) To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, increasing the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000 (the “Charter Amendment”).	18,777,528	9,279	18,000	948,213
(3) Approval, by advisory vote, a resolution on executive compensation.	17,907,506	785,586	111,715	948,213
	One Year	Two Years	Three Years	Abstain
(4) Recommend, by advisory vote, the frequency of future advisory votes on executive compensation.	71,602	83,000	17,874,048	776,157

In light of these results, the Company’s Board of Directors has decided that future advisory votes on named executive officer compensation will be held every three years until the next advisory vote on the frequency of such votes, which in accordance with applicable law, will occur no later than the Company’s Annual Meeting in 2020.

At a meeting held July 1, 2014, following the Annual Meeting of Stockholders, the Company’s Board of Directors considered the foregoing advisory vote and decided that future advisory votes on named executive officer compensation will be held every three years until the next advisory vote on the frequency of such votes, which in accordance with applicable law, will occur no later than the Company’s Annual Meeting in 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAMZ INTERACTIVE, INC.

Date: November 25, 2014	By:	/s/ Charles R. Mollo
Charles R. Mollo, Chief Executive Officer